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                                                                                                                       Exhibit 11.01

                                                    Cellegy Pharmaceuticals, Inc.
                                      Statement of Computation of Pro Forma Net Loss Per Share



                                                                                                        Year ended December 31,
                                                                                                ------------------------------------
                                                                                                     1996                   1995
                                                                                                 -----------            -----------
Average common shares outstanding                                                                  4,306,550              2,967,321

Common stock,  common stock options,  convertible  notes
payable,  and warrants issued during the  twelve-month  period prior to the initial public  offering in accordance with Staff
Accounting Bulletin No. 83                                                                                                  238,375
                                                                                                 -----------            -----------
                                                                                                   4,306,550              3,205,696
                                                                                                 ===========            ===========

Net loss                                                                                          (3,368,096)            (2,151,877)

Non-cash preferred dividends                                                                       1,413,765                   --

Net loss applicable to common shareholders                                                       $(4,781,861)           $(2,151,877)
                                                                                                 ===========            ===========


Pro forma net loss per share
applicable to common shareholders                                                                $     (1.11)           $     (0.67)
                                                                                                 ===========            ===========


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